UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2008

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Consulting Agreement

On August 15, 2008, in connection with the retirement of John W. Weaver (effective July 1, 2008), AbitibiBowater Inc. (the "Company") and Mr. Weaver entered into a consulting agreement (the "Consulting Agreement"). Pursuant to the Consulting Agreement, Mr. Weaver will provide consulting services to the Company until March 31, 2009. The Company will pay Mr. Weaver a consulting fee of U.S.$40,000 per month plus reimbursement for reasonable business expenses as consideration for his services. The foregoing description is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein in its entirety.

In addition, Mr. Weaver is entitled to severance and other benefits as set out in the Severance Compensation Agreement, dated February 18, 2006, between Abitibi-Consolidated Inc. and Mr. Weaver, which is filed as Exhibit 10.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

As previously announced, Mr. Weaver will continue to serve as non-Executive Chairman and a member of the Company's Board of Directors until March 31, 2009. In consideration for Mr. Weaver acting as non-Executive Chairman, the Company has agreed to pay Mr. Weaver a fee of U.S.$10,000 per month.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Consulting Agreement between AbitibiBowater Inc. and John W. Weaver.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Date: August 15, 2008		Name: Jacques P. Vachon
Title: Senior Vice-President Corporate Affairs and Chief Legal Officer

 Exhibit Index

Exhibit No.                          Description

10.1                                       Consulting Agreement between AbitibiBowater Inc. and John W. Weaver.

  4